Exhibit 99.2

Consolidated Financial Summary
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Dec 31, 2019	Mar 31, 2019
Net revenues
Institutional Securities	$4,905	$5,054	$5,196	(3%)	(6%)
Wealth Management	4,037	4,582	4,389	(12%)	(8%)
Investment Management	692	1,356	804	(49%)	(14%)
Intersegment Eliminations	(147)	(135)	(103)	(9%)	(43%)
Net revenues	$9,487	$10,857	$10,286	(13%)	(8%)

Non-interest expenses
Institutional Securities	$3,955	$3,929	$3,601	1%	10%
Wealth Management	2,982	3,419	3,201	(13%)	(7%)
Investment Management	549	909	630	(40%)	(13%)
Intersegment Eliminations	(145)	(133)	(101)	(9%)	(44%)
Non-interest expenses (1)	$7,341	$8,124	$7,331	(10%)	--

Income (loss) before taxes
Institutional Securities	$950	$1,125	$1,595	(16%)	(40%)
Wealth Management	1,055	1,163	1,188	(9%)	(11%)
Investment Management	143	447	174	(68%)	(18%)
Intersegment Eliminations	(2)	(2)	(2)	--	--
Income (loss) before taxes	$2,146	$2,733	$2,955	(21%)	(27%)

Net Income (loss) applicable to Morgan Stanley
Institutional Securities	$757	$1,034	$1,371	(27%)	(45%)
Wealth Management	864	889	924	(3%)	(6%)
Investment Management	78	317	136	(75%)	(43%)
Intersegment Eliminations	(1)	(1)	(2)	--	50%
Net Income (loss) applicable to Morgan Stanley	$1,698	$2,239	$2,429	(24%)	(30%)
Earnings (loss) applicable to Morgan Stanley common shareholders	$1,590	$2,085	$2,336	(24%)	(32%)

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Financial Metrics, Ratios and Statistical Data
(unaudited)
	Quarter Ended			Percentage Change From:
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Dec 31, 2019	Mar 31, 2019

Financial Metrics:

Earnings per basic share	$1.02	$1.33	$1.41	(23%)	(28%)
Earnings per diluted share	$1.01	$1.30	$1.39	(22%)	(27%)

Return on average common equity	8.5%	11.3%	13.1%
Return on average tangible common equity	9.7%	13.0%	14.9%

Book value per common share	$49.09	$45.82	$42.83
Tangible book value per common share	$43.28	$40.01	$37.62

Excluding intermittent net discrete tax provision / benefit (1)(2)
Adjusted earnings per diluted share	$0.99	$1.20	$1.33	(18%)	(26%)
Adjusted return on average common equity	8.3%	10.5%	12.5%
Adjusted return on average tangible common equity	9.5%	12.0%	14.2%

Financial Ratios:

Pre-tax profit margin	23%	25%	29%
Compensation and benefits as a % of net revenues	45%	48%	45%
Non-compensation expenses as a % of net revenues	32%	27%	26%
Firm expense efficiency ratio	77%	75%	71%
Effective tax rate(1)(2)	17.1%	15.7%	16.5%

Statistical Data:

Period end common shares outstanding (millions)	1,576	1,594	1,686	(1%)	(7%)
Average common shares outstanding (millions)
Basic	1,555	1,573	1,658	(1%)	(6%)
Diluted	1,573	1,602	1,677	(2%)	(6%)

Worldwide employees	60,670	60,431	60,469	--	--

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Financial Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Dec 31, 2019	Mar 31, 2019

Regional revenues
Americas	$6,646	$7,890	$7,321	(16%)	(9%)
EMEA (Europe, Middle East, Africa)	1,148	1,374	1,702	(16%)	(33%)
Asia	1,693	1,593	1,263	6%	34%
Consolidated net revenues	$9,487	$10,857	$10,286	(13%)	(8%)

Balance sheet

Deposits	$235,239	$190,356	$179,731	24%	31%
Total assets	$947,795	$895,429	$875,964	6%	8%
Liquidity Resources (1)	$255,134	$215,868	$231,353	18%	10%
Long-term debt outstanding	$192,645	$190,060	$189,193	1%	2%
Maturities of long-term debt outstanding (next 12 months)	$17,153	$20,402	$26,068	(16%)	(34%)

Common equity	$77,340	$73,029	$72,204	6%	7%
Less: Goodwill and intangible assets	(9,146)	(9,249)	(8,770)	(1%)	4%
Tangible common equity	$68,194	$63,780	$63,434	7%	8%

Preferred equity	$8,520	$8,520	$8,520	--	--

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Average Common Equity and Regulatory Capital Information
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Dec 31, 2019	Mar 31, 2019

Average Common Equity
Institutional Securities	$42.8	$40.4	$40.4	6%	6%
Wealth Management	18.2	18.2	18.2	--	--
Investment Management	2.6	2.5	2.5	4%	4%
Parent	11.1	12.4	10.5	(10%)	6%
Firm	$74.7	$73.5	$71.6	2%	4%

Regulatory Capital

Common Equity Tier 1 capital	$65.3	$64.8	$63.3	1%	3%
Tier 1 capital	$74.0	$73.4	$71.9	1%	3%

Standardized Approach
Risk-weighted assets	$415.8	$394.2	$378.4	5%	10%
Common Equity Tier 1 capital ratio	15.7%	16.4%	16.7%
Tier 1 capital ratio	17.8%	18.6%	19.0%

Advanced Approach
Risk-weighted assets	$425.6	$382.5	$366.4	11%	16%
Common Equity Tier 1 capital ratio	15.3%	16.9%	17.3%
Tier 1 capital ratio	17.4%	19.2%	19.6%

Leverage-based capital
Tier 1 leverage ratio	8.1%	8.3%	8.4%
Supplementary Leverage Ratio	6.2%	6.4%	6.5%

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Institutional Securities
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Dec 31, 2019	Mar 31, 2019
Revenues:

Advisory	$362	$654	$406	(45%)	(11%)
Equity	336	422	339	(20%)	(1%)
Fixed income	446	500	406	(11%)	10%
Underwriting	782	922	745	(15%)	5%
Investment Banking	1,144	1,576	1,151	(27%)	(1%)

Equity	2,422	1,920	2,015	26%	20%
Fixed Income	2,203	1,273	1,710	73%	29%
Other	240	1	17	*	*
Sales & Trading	4,865	3,194	3,742	52%	30%

Investments	(25)	68	81	*	*
Other	(1,079)	216	222	*	*

Net revenues	4,905	5,054	5,196	(3%)	(6%)

Compensation and benefits	1,814	2,057	1,819	(12%)	--
Non-compensation expenses	2,141	1,872	1,782	14%	20%
Total non-interest expenses	3,955	3,929	3,601	1%	10%

Income (loss) before taxes	950	1,125	1,595	(16%)	(40%)
Net income (loss) applicable to Morgan Stanley (1)	$757	$1,034	$1,371	(27%)	(45%)

Pre-tax profit margin	19%	22%	31%
Compensation and benefits as a % of net revenues	37%	41%	35%
Non-compensation expenses as a % of net revenues	44%	37%	34%

Return on Average Common Equity	6%	9%	13%
Return on Average Tangible Common Equity (2)	6%	9%	13%

Trading VaR (Average Daily 95% / One-Day VaR)	$40	$39	$46

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Wealth Management
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Dec 31, 2019	Mar 31, 2019
Revenues:
Asset management	2,680	2,655	2,361	1%	14%
Transactional	399	829	817	(52%)	(51%)
Net interest income	896	1,033	1,130	(13%)	(21%)
Other	62	65	81	(5%)	(23%)
Net revenues	4,037	4,582	4,389	(12%)	(8%)

Compensation and benefits	2,212	2,590	2,462	(15%)	(10%)
Non-compensation expenses	770	829	739	(7%)	4%
Total non-interest expenses	2,982	3,419	3,201	(13%)	(7%)

Income (loss) before taxes	1,055	1,163	1,188	(9%)	(11%)
Net income (loss) applicable to Morgan Stanley	$864	$889	$924	(3%)	(6%)

Pre-tax profit margin	26%	25%	27%
Compensation and benefits as a % of net revenues	55%	57%	56%
Non-compensation expenses as a % of net revenues	19%	18%	17%

Return on Average Common Equity	18%	19%	20%
Return on Average Tangible Common Equity (1)	32%	34%	36%

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Wealth Management
Financial Information and Statistical Data
(unaudited)

	Quarter Ended			Percentage Change From:
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Dec 31, 2019	Mar 31, 2019

Wealth Management Metrics

Wealth Management representatives	15,432	15,468	15,708	--	(2%)

Annualized revenue per representative (000's)	$1,045	$1,182	$1,118	(12%)	(7%)

Client assets (billions)	$2,397	$2,700	$2,476	(11%)	(3%)
Client assets per representative (millions)	$155	$175	$158	(11%)	(2%)
Client liabilities (billions)	$92	$90	$82	2%	12%

Fee-based client assets (billions)	$1,134	$1,267	$1,116	(10%)	2%
Fee-based asset flows (billions)	$18.4	$24.9	$14.8	(26%)	24%
Fee-based assets as a % of client assets	47%	47%	45%

Retail locations	591	592	590	--	--

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Investment Management
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Dec 31, 2019	Mar 31, 2019
Revenues:
Asset management	$665	$736	$617	(10%)	8%
Investments (1)	63	670	191	(91%)	(67%)
Other	(36)	(50)	(4)	28%	*
Net revenues	692	1,356	804	(49%)	(14%)

Compensation and benefits	257	581	370	(56%)	(31%)
Non-compensation expenses	292	328	260	(11%)	12%
Total non-interest expenses	549	909	630	(40%)	(13%)

Income (loss) before taxes	143	447	174	(68%)	(18%)
Net income (loss) applicable to Morgan Stanley	$78	$317	$136	(75%)	(43%)

Pre-tax profit margin	21%	33%	22%
Compensation and benefits as a % of net revenues	37%	43%	46%
Non-compensation expenses as a % of net revenues	42%	24%	32%

Return on Average Common Equity	12%	51%	22%
Return on Average Tangible Common Equity (2)	18%	82%	35%

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Investment Management
Financial Information and Statistical Data
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Dec 31, 2019	Mar 31, 2019

Assets under management or supervision (AUM)

Net flows by asset class (1)
Equity	$1.6	$2.4	$1.4	(33%)	14%
Fixed Income	1.3	3.4	(1.2)	(62%)	*
Alternative / Other	3.8	0.9	(0.6)	*	*
Long-Term Net Flows	6.7	6.7	(0.4)	--	*

Liquidity	50.6	22.4	(5.8)	126%	*

Total net flows	$57.3	$29.1	$(6.2)	97%	*

Assets under management or supervision by asset class (2)
Equity	$121	$138	$120	(12%)	1%
Fixed Income	75	79	68	(5%)	10%
Alternative / Other	141	139	133	1%	6%
Long‐Term Assets Under Management or Supervision	337	356	321	(5%)	5%

Liquidity	247	196	159	26%	55%

Total Assets Under Management or Supervision	$584	$552	$480	6%	22%

Share of minority stake assets	$6	$6	$6	--	--

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Loans and Lending Commitments
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Dec 31, 2019	Mar 31, 2019

Institutional Securities

Loans:
Corporate (1)	$26.8	$11.5	$13.2	133%	103%
Secured lending facilities	30.4	29.6	22.3	3%	36%
Commercial & residential real estate	11.4	13.1	13.2	(13%)	(14%)
Securities-based lending and other	7.1	7.4	7.4	(4%)	(4%)

Total Loans	75.7	61.6	56.1	23%	35%

Lending Commitments	92.9	106.9	102.2	(13%)	(9%)

Institutional Securities Loans and Lending Commitments (2)	$168.6	$168.5	$158.3	--	7%

Wealth Management

Loans:
Securities-based lending and other	$51.4	$49.9	$43.5	3%	18%
Residential real estate	31.1	30.2	28.0	3%	11%

Total Loans	82.5	80.1	71.5	3%	15%

Lending Commitments	13.4	13.1	12.1	2%	11%

Wealth Management Loans and Lending Commitments (3)	$95.9	$93.2	$83.6	3%	15%

Consolidated Loans and Lending Commitments (4)	$264.5	$261.7	$241.9	1%	9%

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

U.S. Bank Supplemental Financial Information
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Dec 31, 2019	Mar 31, 2019

U.S. Bank assets	$265.4	$219.6	$210.3	21%	26%

Institutional Securities U.S. Bank loans
Corporate (1)	$15.4	$5.6	$7.4	175%	108%
Secured lending facilities	28.4	26.8	19.3	6%	47%
Commercial & residential real estate	10.3	12.0	11.8	(14%)	(13%)
Securities-based lending and other	5.1	5.4	5.6	(6%)	(9%)
Total loans	$59.2	$49.8	$44.1	19%	34%

Wealth Management U.S. Bank loans
Securities-based lending and other	$51.4	$49.9	$43.5	3%	18%
Residential real estate	31.1	30.2	28.0	3%	11%
Total loans	$82.5	$80.1	$71.5	3%	15%

U.S. Bank loans	$141.7	$129.9	$115.6	9%	23%

U.S. Bank investment securities portfolio (2)	$77.7	$68.5	$72.3	13%	7%

U.S. Bank deposits	$234.1	$189.3	$179.1	24%	31%

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Definition of U.S. GAAP to Non-GAAP Measures

(a)
The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP).  From time to time, Morgan Stanley may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise.  The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP.  Non-GAAP financial measures disclosed by Morgan Stanley are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition, operating results, or prospective regulatory capital requirements.  These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies.  Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable U.S. GAAP financial measure.  In addition to the following notes, please also refer to the Firm's Annual Report on Form 10-K for the year ended December 31, 2019.

(b)
The following are considered non-GAAP financial measures that the Firm considers useful for analysts, investors and other stakeholders to allow better comparability of operating performance and capital adequacy.  These measures are calculated as follows:

-
Earnings per diluted share, excluding intermittent net discrete tax provision / benefit represents net income (loss) applicable to Morgan Stanley, adjusted for the impact of the intermittent net discrete tax provision / benefit, less preferred dividends divided by the average number of diluted shares outstanding.

	-	The return on average tangible common equity represents annualized earnings applicable to Morgan Stanley common shareholders as a percentage of average tangible common equity.
	-	The return on average common equity and the return on average tangible common equity excluding intermittent net discrete tax provision / benefit are adjusted in both the numerator and the denominator to exclude the intermittent net discrete tax provision / benefit.
	-	Segment return on average common equity and return on average tangible common equity represents full year net income or annualized net income for the quarter applicable to Morgan Stanley for each segment, less preferred dividend segment allocation, divided by average common equity and average tangible common equity for each respective segment. The segment adjustments to common equity to derive segment average tangible common equity are generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition).
	-	Tangible common equity represents common equity less goodwill and intangible assets net of allowable mortgage servicing rights deduction.
	-	Tangible book value per common share represents tangible common equity divided by period end common shares outstanding.

Definition of Performance Metrics and Terms

Our earnings releases, earnings conference calls, financial presentations and other communications may also include certain metrics which we believe to be useful to us, investors, analysts and other stakeholders by providing further transparency about, or an additional means of assessing, our financial condition and operating results.

Page 1:
(a)	Net income (loss) applicable to Morgan Stanley represents net income, less net income applicable to nonredeemable noncontrolling interests.
(b)	Earnings (loss) applicable to Morgan Stanley common shareholders represents net income (loss) applicable to Morgan Stanley, less preferred dividends.

Page 2:
(a)	The return on average common equity represents annualized earnings applicable to Morgan Stanley common shareholders as a percentage of average common equity.
(b)	Book value per common share represents common equity divided by period end common shares outstanding.
(c)	Tangible book value per common share represents tangible common equity divided by period end common shares outstanding.
(d)	Pre-tax profit margin percentages represent income before income taxes as percentages of net revenues.
(e)	The Firm expense efficiency ratio represents total non‐interest expenses as a percentage of net revenues.

Page 3:
(a)
Firmwide regional revenues reflect the Firm's consolidated net revenues on a managed basis.  Further discussion regarding the geographic methodology for net revenues is disclosed in Note 21 to the consolidated financial statements included in the Firm's Annual Report on Form 10-K for the year ended December 31, 2019 (2019 Form 10-K).

(b)
Liquidity Resources, which are held within the bank and non-bank operating subsidiaries, are comprised of high quality liquid assets (HQLA) and cash deposits with banks ("Liquidity Resources"). The total amount of Liquidity Resources is actively managed by us considering the following components: unsecured debt maturity profile; balance sheet size and composition; funding needs in a stressed environment, inclusive of contingent cash outflows; legal entity, regional and segment liquidity requirements; regulatory requirements; and collateral requirements.

(c)	The Firm's goodwill and intangible balances utilized in the calculation of tangible common equity are net of allowable mortgage servicing rights deduction.

Page 4:
(a)
The Firm's attribution of average common equity to the business segments is based on the Required Capital framework, an internal capital adequacy measure. This framework is a risk-based and leverage use-of-capital measure, which is compared with the Firm's regulatory capital to ensure that the Firm maintains an amount of going concern capital after absorbing potential losses from stress events, where applicable, at a point in time.  The Required Capital framework is based on the Firm's regulatory capital requirements.  The Firm defines the difference between its total average common equity and the sum of the average common equity amounts allocated to its business segments as Parent common equity.  The amount of capital allocated to the business segments is generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition).  The Required Capital framework is expected to evolve over time in response to changes in the business and regulatory environment, for example, to incorporate changes in stress testing or enhancements to modeling techniques.  For further discussion of the framework, refer to Part II, Item 7 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's Annual Report on Form 10-K for the year ended December 31, 2019.

(b)
The Firm's risk-based capital ratios for purposes of determining regulatory compliance are the lower of the capital ratios computed under the (i) standardized approaches for calculating credit risk and market risk risk-weighted assets (RWAs) (the “Standardized Approach”); and (ii) applicable advanced approaches for calculating credit risk, market risk and operational risk RWAs (the “Advanced Approach”). At March 31, 2020, the Firm's ratios are based on the Advanced Approach, while at December 31, 2019 and March 31, 2019 were based on the Standardized Approach.  For information on the calculation of regulatory capital and ratios for prior periods, please refer to Part II, Item 7 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's 2019 Form 10-K.

(c)	Supplementary leverage ratio represents Tier 1 capital divided by the total supplementary leverage exposure.

Page 5:
(a)	Institutional Securities Sales & Trading net revenues includes trading, net interest income (interest income less interest expense), asset management, commissions and fees revenues.
(b)	Pre-tax profit margin percentages represent income before income taxes as percentages of net revenues.
(c)
VaR represents the loss amount that one would not expect to exceed, on average, more than five times every one hundred trading days in the Firm's trading positions if the portfolio were held constant for a one-day period. Further discussion of the calculation of VaR and the limitations of the Firm's VaR methodology, is disclosed in Part II, Item 7A "Quantitative and Qualitative Disclosures about Risk" included in the Firm's 2019 Form 10-K.

Definition of Performance Metrics and Terms

Our earnings releases, earnings conference calls, financial presentations and other communications may also include certain metrics which we believe to be useful to us, investors, analysts and other stakeholders by providing further transparency about, or an additional means of assessing, our financial condition and operating results.

Page 6:
(a)	Transactional revenues for the Wealth Management segment includes investment banking, trading, and commissions and fee revenues.
(b)	Net interest income represents interest income less interest expense.
(c)	Other revenues for the Wealth Management segment includes investments and other revenues.
(d)	Pre-tax profit margin percentages represent income before income taxes as percentages of net revenues.

Page 7:
(a)	The average annualized revenue per representative metric represents annualized net revenues divided by average representative headcount.
(b)	Client assets per representative represents total client assets divided by period end representative headcount.
(c)	Client liabilities reflect U.S. Bank lending and broker dealer margin activity.
(d)	Fee-based client assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
(e)	Fee-based asset flows include net new fee-based assets, net account transfers, dividends, interest, and client fees and exclude institutional cash management related activity.

Page 8:
(a)	Other revenues for the Investment Management segment includes investment banking, trading, net interest and other revenues.
(b)	Pre-tax profit margin percentages represent income before income taxes as percentages of net revenues.

Page 9:
(a)	Investment Management Alternative/Other asset class includes products in Fund of Funds, Real Estate, Private Equity and Credit strategies, as well as Multi-Asset portfolios.
(b)
Investment Management net flows include new commitments, investments or reinvestments, net of client redemptions, returns of capital post-fund investment period and dividends not reinvested and excludes the impact of the transition of funds from their commitment period to the invested capital period.

(c)	The share of minority stake assets represents Investment Management's proportional share of assets managed by entities in which it owns a minority stake.

Page 10:
(a)	Corporate loans include relationship and event-driven loans and typically consist of revolving lines of credit, term loans and bridge loans.
(b)	Secured lending facilities include loans provided to clients to warehouse loans secured by underlying real estate or other assets.
(c)
The Institutional Securities business segment engages in securities-based and other lending activity, which includes corporate loans purchased in the secondary market, financing extended to commodities customers, and loans to municipalities.

(d)	Institutional Securities Lending Commitments principally include Corporate lending activity.

Page 11:
(a)
U.S. Bank refers to the Firm's U.S. Bank operating subsidiaries Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, National Association and excludes balances between Bank subsidiaries, as well as deposits from the Parent and affiliates.

(b)	Corporate loans include relationship and event-driven loans and typically consist of revolving lines of credit, term loans and bridge loans.
(c)	Secured lending facilities include loans provided to clients to warehouse loans secured by underlying real estate or other assets.
(d)
The Institutional Securities business segment engages in securities-based and other lending activity, which includes corporate loans purchased in the secondary market, financing extended to commodities customers, and loans to municipalities.

Supplemental Quantitative Details and Calculations

Page 1:
(1)	The Firm non-interest expenses by category are as follows:

	1Q20	4Q19	1Q19
Compensation and benefits (a)	$4,283	$5,228	$4,651

Non-compensation expenses:
Brokerage, clearing and exchange fees	740	633	593
Information processing and communications	563	567	532
Professional services	449	555	514
Occupancy and equipment	365	375	347
Marketing and business development	132	200	141
Other	809	566	553
Total non-compensation expenses	3,058	2,896	2,680

Total non-interest expenses	$7,341	$8,124	$7,331

(a)
The Firm recorded severance costs of $172 million in the fourth quarter of 2019, associated with a business unit and infrastructure December employee action, which were reported in the business segments’ results as follows:  Institutional Securities $124 million, Wealth Management $37 million and Investment Management $11 million.

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(1)
The first quarter ended March 31, 2020 included intermittent net discrete tax benefits of $31 million associated with the remeasurement of prior years' tax liability. The fourth quarter ended December 31, 2019 included intermittent net discrete tax benefits of $158 million primarily associated with remeasurement of reserves as a result of new information pertaining to the resolution of multi-jurisdiction tax examinations and other tax matters. The first quarter ended March 31, 2019 included intermittent discrete tax benefits of $101 million primarily associated with the remeasurement of reserves and related interest due to new information related to multi‐jurisdiction tax examinations.

The following sets forth the impact of the intermittent net discrete tax items to earnings per diluted share, return on average common equity and return on average tangible common equity (which are excluded):

	1Q20	4Q19	1Q19
Earnings per diluted share impact	$0.02	$0.10	$0.06
Return on average common equity impact	0.2%	0.8%	0.6%
Return on average tangible common equity impact	0.2%	1.0%	0.7%

(2)
The income tax consequences related to employee share-based payments, which are recurring-type tax items, are recognized in Provision for income taxes in the consolidated income statement, and may be either a benefit or a provision.  Conversion of employee share-based awards to Firm shares will primarily occur in the first quarter of each year.  The impacts of recognizing excess tax benefits upon conversion of awards, in the applicable quarters, are as follows: 1Q20: $99 million and 1Q19: $107 million.  The impact of intermittent net discrete tax provisions and benefits reflected above do not include the recurring-type discrete tax benefits related to employee share‐based payments as we anticipate conversion activity each year.

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(1)
Beginning in the quarter ended March 31, 2020, the internal measure of liquidity was changed from Global Liquidity Reserve to Liquidity Resources to be more aligned with the current regulatory definition HQLA. Prior periods have been recast. Refer to page 13 for additional information on the change in methodology.

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(1)
For the first quarter ended March 31, 2020, the Institutional Securities segment net income applicable to Morgan Stanley included intermittent net discrete tax benefits of $27 million associated with the remeasurement of prior years' tax liability. The fourth quarter ended December 31, 2019 included intermittent net discrete tax benefits of $149 million, primarily associated with remeasurement of reserves as a result of new information pertaining to the resolution of multi-jurisdiction tax examinations and other tax matters. The first quarter ended March 31, 2019 included intermittent discrete tax benefits of $101 million primarily associated with the remeasurement of reserves and related interest due to new information related to multi‐jurisdiction tax examinations.

(2)
Institutional Securities average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction.  The adjustments are as follows:  1Q20: $484mm;  4Q19: $536mm;  1Q19: $536mm

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(1)
Wealth Management average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction.  The adjustments are as follows:  1Q20: $7,802mm;  4Q19: $8,088mm;  1Q19: $8,088mm

Supplemental Quantitative Details and Calculations

Page 8:
(1)
Includes investment gains or losses for certain funds included in the Firm's consolidated financial statements for which the limited partnership interests in these gains or losses were reported in net income (loss) applicable to nonredeemable noncontrolling interests.

(2)
Investment Management average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction.  The adjustments are as follows:  1Q20: $932mm;  4Q19: $940mm;  1Q19: $940mm

Page 9:
(1)	Net Flows by region for the quarters ended March 31, 2020, December 31, 2019 and March 31, 2019 were:
North America: $57.9 billion, $19.4 billion and $(0.9) billion
International: $(0.6) billion, $9.7 billion and $(5.3) billion
(2)	Assets under management or supervision by region for the quarters ended March 31, 2020, December 31, 2019 and March 31, 2019 were:
North America: $359 billion, $307 billion and $269 billion
International: $225 billion, $245 billion and $211 billion

Page 10:
(1)	Corporate loans in the Institutional Securities segment represents relationship and event lending.
(2)
For the quarters ended March 31, 2020, December 31, 2019 and March 31, 2019, Institutional Securities recorded a provision for credit losses of $273 million, $48 million and $27 million, respectively, related to loans, and a provision for credit losses of $115 million, $5 million and $9 million, respectively, related to lending commitments.

(3)	For the quarters ended March 31, 2020 and December 31, 2019, Wealth Management recorded a provision for credit losses of $19 million and $4 million, respectively, related to loans. No material provision was recorded for the quarters ended March 31, 2020, December 31, 2019 and March 31, 2019 by Wealth Management related to lending commitments.

(4)	For the quarters ended March 31, 2020, December 31, 2019 and March 31, 2019, Investment Management reflected loan balances of $500 million, $256 million and $26 million, respectively, and lending commitments of $21 million for the quarter ended December 31, 2019. No lending commitments were recorded by Investment Management for the quarters ended March 31, 2020 and March 31, 2019.

Page 11:
(1)	Corporate loans in the Institutional Securities segment represents relationship and event lending.
(2)	For the quarters ended March 31, 2020, December 31, 2019 and March 31, 2019, the U.S. Bank investment securities portfolio included held to maturity investment securities of $28.8 billion, $26.1 billion and $27.8 billion, respectively.

Legal Notice

This Financial Supplement contains financial, statistical and business-related information, as well as business and segment trends.
The information should be read in conjunction with the Firm's first quarter earnings press release issued April 16, 2020.